SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                December 5, 2005


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

           0-26694                                          93-0945003
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  (Commission file number)                    (IRS employer identification no.)

            585 West 500 South, Bountiful, Utah            84010
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         (Address of principal executive offices)        (Zip code)


                                 (801) 298-3360
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              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         On December 5, 2005, the Company entered into a non-exclusive License Agreement (the "Agreement") relating to peripheral safety IV catheter devices (the "Technology"). The Agreement provides for (i) the Company to receive $500,000 upon execution of the Agreement, (ii) the Company to receive $250,000 upon the issuance of the first patent relating to the Technology, (iii) the Company to receive $250,000 upon the first date that commercial sale of product incorporating the Technology occurs, and (iv) royalties payable to the Company based on net sales of product incorporating the Technology.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

         a. Financial Statements of Businesses Acquired.

                  Not applicable.

         b. Pro Forma Financial Information.

                  Not applicable.

         c. Exhibits.

                 Number                     Description
                 ------                     -----------

                  10.1 License Agreement, dated December 5, 2005 (certain portions of the agreement were omitted from the exhibit pursuant to a request for confidential treatment).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.




Date: December 7, 2005           By     /s/ Jeffrey M. Soinski
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                                   Jeffrey M. Soinski
                                   President, Chief Executive Officer, Director